UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2008

CLEARTRONIC, INC.
(Exact name of registrant as specified in its charter)

         Florida                               333-135585                             65-0958798

(State or other jurisdiction Incorporated)  (Commission File No.)    (I.R.S Employer Identification No.)

8000 North Federal Highway, Boca Raton, Florida                          07724

       (Address of principal executive offices)                                  (Zip Code)

Registrant's telephone number, including area code: 561-939-3300

________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)

1.

An independent accountant who was previously engaged as the principal accountant to audit the registrant’s financial statements was dismissed on October 2, 2008.

2.

The principal accountant’s reports on the financial statements for both of the past two years stated that “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred net losses since its inception and has experienced severe liquidity problems. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.” Other than the foregoing, such reports did not contain an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles.

3.

The decision to change accountants was recommended and approved by the registrant’s board of directors. The change in accountants did not result from any dissatisfaction with the quality of professional services rendered by the former accountant.

4.

During the registrant’s two most recent fiscal years and the subsequent interim period preceding such dismissal there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, including both those resolved to the former accountant’s satisfaction and those not resolved to the former accountant’s satisfaction.

5.

None of the following events occurred within the registrant’s two most recent fiscal years and the subsequent interim period preceding the former accountant’s dismissal:

a.

The accountant advised the registrant that the internal controls necessary for the registrant to develop reliable financial statements do not exist;

b.

The accountant advised the registrant that information has come to the accountant’s attention that has led it to no longer be able to rely on management’s representations, or that has made it unwilling to be associated with the financial statements prepared by management;

c.

(1) The accountant advised the registrant of the need to expand significantly the scope of its audit, or that information has come to the accountant’s attention during such time period that if further investigated may:

i.

Materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or

ii.

Cause it to be unwilling to rely on management’s representations or be associated with the registrant’s financial statements, and

(2) Due to the accountant’s dismissal or for any other reason, the accountant did not so expand the scope of its audit or conduct such further investigation; or

d.

(1) The accountant advised the registrant that information has come to the accountant’s attention that it has concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and

(2) Due to the accountant's dismissal, or for any other reason, the issue has not been resolved to the accountant's satisfaction prior to its dismissal.

(b)

On October 2, 2008 the registrant engaged Kramer Weisman and Associates, LLP as the principal accountant to audit the registrant’s financial statements. During the registrant's two most recent fiscal years, and any subsequent interim period prior to engaging that accountant, the registrant (or someone on its behalf) did not consult the newly engaged accountant regarding either:

1.

The application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.

Any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instructions to Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

  The following document is filed as part of this report:

(d)     Exhibits:

16.

Letter regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEARTRONIC, INC.

Date: October 8, 2008

By: /s/ Larry Reid

---------------------------

Larry Reid

Chef Executive Officer